EXHIBIT 99.1

            STATEMENT OF CHIEF EXECUTIVE AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Sally A. Fonner, Chief Executive Officer and Chief Financial Officer of The Enchanted Village, Inc. (the "Company"), hereby certifies that:

       The Company's Form 10-K Annual Report for the fiscal year ended January 31, 2003 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                           /s/ Sally A Fonner
          Sally A. Fonner
          Chief Executive Officer and
          Chief Financial Officer
          Dated: May 12, 2003